Exhibit 99.(j)(i)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We  hereby  consent  to  the  references  to  our  firm  in  this  Registration  Statement  on  Form  N-1A  of  AllianzIM U.S. Large Cap 6 Month Buffer10 Jan/Jul ETF, AllianzIM U.S. Large Cap 6 Month Buffer10 Apr/Oct  ETF,  AllianzIM  U.S.  Large  Cap  Floor10  Jan  ETF,  AllianzIM  U.S.  Large  Cap  Floor10  Apr  ETF,  AllianzIM U.S. Large Cap Floor 10 Jul ETF, AllianzIM U.S. Large Cap Floor10 Oct ETF, each a series of AIM ETF Products Trust, under the headings “Fund Service Providers” in the Prospectuses and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

COHEN & COMPANY, LTD.

Cleveland, Ohio

September 9, 2021